Exhibit 99.1

Contact:
Jay Bullock
Chief Financial Officer
441.278.3727

ARGO GROUP ANNOUNCES 2010 FIRST QUARTER FINANCIAL RESULTS

Book value per share up 2.8% as Company’s platform performed well in a catastrophe-stricken first quarter.

HAMILTON, Bermuda (May 4, 2010) – Argo Group International Holdings, Ltd. (NasdaqGS: AGII), an international underwriter of specialty insurance and reinsurance products, today announced financial results for the three months ended March 31, 2010.

Highlights for the quarter ended March 31, 2010:
•	Total revenue was $372.3 million versus $369.5 million in the year-ago quarter;
•	Gross written premiums were $404.5 million versus $496.1 million for the first quarter of 2009;
•	Net income was $20.7 million or $0.67 per diluted share, compared to $27.0 million or $0.88 per diluted share for the three months ended March 31, 2009;
•
Net pre-tax operating income, or pre-tax income before net realized investment gains and losses and foreign currency exchange gains and losses, was $12.2 million versus $43.2 million for the first quarter of 2009;

•
Estimated pre-tax losses attributable to first quarter catastrophes net of estimated reinstatement premiums totaled $29.1 million, of which $21.6 million resulted from the earthquake in Chile, versus no material cat losses in the first quarter of 2009 impacting results.  Catastrophe losses for the quarter totaled approximately 1.8% of December 31, 2009 shareholders equity;

•	Net after-tax operating income per share was $0.32 versus $1.13 per share in the year-ago quarter;
•	Book value per share (BVPS) increased to an all-time high of $53.81 at March 31, 2010, increasing 19.2% over the preceding 12-month period.

Argo Group’s Chief Executive Officer, Mark E. Watson III, said, “As is the case for most in the industry, the catastrophic events during the first quarter had a substantial impact on our results.  Despite these events and the intensely competitive marketplace, I’m pleased Argo Group produced profitable results and continued its trend of increasing book value per share quarter over quarter.”

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Argo House	T 441 296 5858
110 Pitts Bay Road	F 441 296 6162
Pembroke, Bermuda HM08
www.argolimited.com

FINANCIAL RESULTS

For the first quarter of 2010, net income was $20.7 million or $0.67 per diluted share.  Net operating income was $9.8 million or $0.32 per share.  As the Company previously announced, 2010 first quarter results were impacted by approximately $29.1 million of pre-tax losses, net of estimated reinstatement premiums, attributable to the earthquake in Chile and other catastrophes during the quarter.  By comparison, the first quarter of 2009 produced net income of $27.0 million or $0.88 per diluted share, with no material catastrophic losses impacting results.  The three months ended March 31, 2009, produced net operating income of $34.6 million or $1.13 per diluted share.  The differences between net income and net operating income for the three months ended March 31, 2010, include the following: 1) realized investment gains of $14.5 million pre-tax associated with the Company’s investment portfolio versus $11.8 million realized investment losses in 2009; and 2) foreign currency exchange gains of $6.8 million pre-tax versus no gain or loss in 2009.  (See the complete reconciliation in the attached tables.) Included in the results for the three months ended March 31, 2010 and 2009, respectively, is favorable prior year loss development of $11.0 million and $0.9 million.

Total revenue in the first quarter of 2010 was $372.3 million versus $369.5 million in the same three-month period in 2009.  Earned premiums for the first quarter of 2010 were $323.5 million compared to $343.4 million for the first quarter of 2009.  Net investment income for the three months ended March 31, 2010 and 2009, was $33.8 million and $39.3 million, respectively.  Net realized gains on sales of investments were $14.5 million for the three months ended March 31, 2010, versus losses on sales of investments and other than temporary impairment charges of $11.8 million for the three months ended March 31, 2009.

The Group combined ratio for the first quarter of 2010 was 105.0 percent versus 96.3 percent for the same period in 2009.  The 2010 first quarter loss ratio was negatively impacted by approximately nine points from catastrophe losses. Argo Group’s 2010 first quarter combined ratios for each business segment were as follows: Excess & Surplus Lines at 100.1 percent; Commercial Specialty at 99.1 percent; Reinsurance at 73.9 percent; and International Specialty at 115.8 percent.

At March 31, 2010, the investment portfolio totaled $4.3 billion with a net pre-tax unrealized gain of approximately $176.4 million.  During the first quarter, Argo Group repurchased approximately $30 million of its common stock.  As a result of the first quarter share repurchase, Argo Group’s common stock outstanding was reduced by approximately 1.0 million shares.

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SEGMENT RESULTS

Excess & Surplus Lines (E&S) – For the first quarter of 2010, gross written premiums for E&S totaled $126.9 million, resulting in pre-tax operating income of $12.7 million.  This compares to gross written premiums of $146.1 million and pre-tax operating income of $24.0 million in 2009.  The combined ratios for the first quarters of 2010 and 2009, respectively, were 100.1 percent and 95.1 percent.  The underwriting results for the first quarter ended March 31, 2010, include favorable prior year loss development of $1.4 million, compared to favorable prior year loss development of $3.4 million for three-month period ended March 31, 2009.  Results for the first quarter in the E&S segment continue to reflect highly competitive market conditions.

Commercial Specialty – For the first quarter of 2010, gross written premiums for Commercial Specialty were $97.9 million, generating pre-tax operating income of $7.9 million, compared to gross written premiums of $111.0 million and pre-tax operating income of $15.7 million for the first quarter of 2009.  The combined ratios for the first quarters of 2010 and 2009, respectively, were 99.1 percent and 91.4 percent.  The underwriting results for first quarter of 2010 include favorable prior year loss development of $1.3 million versus unfavorable prior year loss development of $0.3 million in the first quarter of 2009.  Results for the first quarter in the Commercial Specialty segment reflect a highly competitive market and the impact from exiting certain programs.

Reinsurance – For the 2010 first quarter, gross written premiums for Reinsurance were $57.8 million, generating pre-tax operating income of $7.6 million and a combined ratio of 73.9 percent.  This compares to gross written premiums of $54.1 million, pre-tax operating income of $10.1 million and a combined ratio of 57.4 percent in first quarter of 2009.  The underwriting results for the first quarter of 2010 include favorable prior year loss development of $5.6 million, compared to favorable prior year loss development of $2.8 million in the first quarter of 2009. The loss ratio for Reinsurance was negatively impacted in the quarter by 31.2 points of catastrophe losses.

International Specialty – For the three months ended March 31, 2010, International Specialty reported gross written premiums of $122.3 million, generating a pre-tax operating loss of $10.7 million and a combined ratio of 115.8 percent.  This compares to gross written premiums of $184.7 million, pre-tax operating income of $4.2 million and a combined ratio of 98.0 percent in first quarter of 2009.    The decline in gross written premiums was due to a planned reduction in certain property classes.  The underwriting results for the first quarter ended March 31, 2010, include favorable prior year loss development of $1.9 million, compared to no prior year loss development for three-month period ended March 31, 2009.  The loss ratio for Argo International was negatively impacted in the quarter by 22.1 points of catastrophe losses.

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Run-off Segment – Argo Group’s Run-off segment includes financial results for (a) asbestos and environmental liabilities; (b) the former Risk Management segment; and (c) all legacy operations for PXRE Group.  For the quarter ended March 31, 2010, the Run-off segment produced pre-tax operating income of $0.4 million versus a loss of $1.7 million for the first quarter of 2009.  Run-off results for the first quarter of 2010 include favorable prior year loss development of $0.8 million compared to unfavorable prior year loss development of $5.0 million, which was principally attributable to the settlement of a large claim, for the same three-month period in 2009.

CONFERENCE CALL

Argo Group will conduct an investor conference call starting at 8 a.m. EST (9 a.m. AST) tomorrow, Wednesday, May 5, 2010.  A live webcast of the conference call can be accessed by visiting Argo Group’s investor relations website at www.argolimited.com and clicking on “Investors.”  Participants inside the U.S. and Canada can also access the call by phone by dialing (888) 680-0893 (pass code 19623498).  Callers dialing from outside the U.S. and Canada can access the call by dialing (617) 213-4859 (pass code: 19623498).

Argo Group is offering call participants a pre-registration option that expedites access to the call and minimizes hold times.  Those who would like to take advantage of pre-registration can do so by accessing the following website: www.theconferencingservice.com/prereg/key.process?key=PJWB6Y4HP.

Shortly after the conclusion of the conference call, a webcast replay will be made available through June 30, 2010, by visiting www.argolimited.com and clicking on the following links: Investors – News & Events – Webcasts.  In addition, a telephone replay of the call will be available through May 12, 2010, to callers dialing from inside the U.S. and Canada by dialing (888) 286-8010 (pass code 21807946).  Callers dialing from outside the U.S. and Canada can access the call replay by dialing (617) 801-6888 (pass code 21807946).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NasdaqGS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of high-quality products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, Reinsurance, and International Specialty. Information on Argo Group and its subsidiaries is available at www.argolimited.com.

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FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are Òforward-looking statementsÓ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

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(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	March 31,	December 31,
	2010	2009
	(unaudited)
Assets
Total investments	$4,288.9	$4,334.3
Cash and cash equivalents	39.5	18.1
Accrued investment income	31.6	30.8
Receivables	1,546.3	1,760.1
Goodwill and intangible assets	247.8	248.7
Deferred acquisition costs	175.2	185.7
Ceded unearned premiums	193.0	197.7
Other assets	109.8	121.4
Total assets	$6,632.1	$6,896.8

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,231.8	$3,203.2
Unearned premiums	763.5	803.6
Ceded reinsurance payable	477.2	707.9
Debt	65.8	69.2
Junior subordinated debentures	311.5	311.4
Other liabilities	172.6	186.6
Total liabilities	5,022.4	5,281.9

Total shareholders' equity	1,609.7	1,614.9
Total liabilities and shareholders' equity	$6,632.1	$6,896.8

Book value per common share	$53.81	$52.36

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2010	2009
	(unaudited)

Gross Written Premiums	$404.5	$496.1
Net Written Premiums	288.1	351.5

Earned Premiums	323.5	343.4
Net Investment Income	33.8	39.3
Realized Investment Gains (Losses), net	14.5	(11.8)
Fee Income (Expense), net	0.5	(1.4)
Total Revenue	372.3	369.5

Losses and Loss Adjustment Expenses	212.1	203.2
Underwriting, Acquisition and Insurance Expenses	127.5	127.9
Interest Expense	6.0	7.0
Foreign Currency Exchange Gain	(6.8)	-
Total Expenses	338.8	338.1

Income Before Taxes	33.5	31.4
Income Tax Provision	12.8	4.4
Net Income	$20.7	$27.0

Net Income per Common Share (Basic)	$0.68	$0.88

Net Income per Common Share (Diluted)	$0.67	$0.88

Weighted Average Common Shares:
Basic	30.6	30.6
Diluted	30.9	30.7

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions, except ratios)
	Three Months Ended
	March 31,
	2010	2009
	(unaudited)
Excess & Surplus Lines
Gross Written Premiums	$126.9	$146.1
Net Written Premiums	108.7	120.5
Earned Premiums	129.2	132.4

Underwriting Income (Loss)	(0.2)	6.3
Net Investment Income	14.7	17.7
Interest Expense	(1.8)	-
Operating Income Before Taxes	$12.7	$24.0
Loss Ratio	65.2	60.2
Expense Ratio	34.9	34.9
GAAP Combined Ratio	100.1%	95.1%
Commercial Specialty
Gross Written Premiums	$97.9	$111.0
Net Written Premiums	66.5	80.0
Earned Premiums	84.6	92.5

Underwriting Income	0.8	7.9
Net Investment Income	7.8	8.2
Interest Expense	(1.1)	-
Other Income (Expense)	0.4	(0.4)
Operating Income Before Taxes	$7.9	$15.7

Loss Ratio	66.2	63.0
Expense Ratio	32.9	28.4
GAAP Combined Ratio	99.1%	91.4%
Reinsurance
Gross Written Premiums	$57.8	$54.1
Net Written Premiums	36.2	35.8
Earned Premiums	24.7	18.5

Underwriting Income	6.5	7.9
Net Investment Income	2.1	2.1
Interest Expense	(1.0)	-
Other Income	-	0.1
Operating Income Before Taxes	$7.6	$10.1

Loss Ratio	41.5	20.1
Expense Ratio	32.4	37.3
GAAP Combined Ratio	73.9%	57.4%
International Specialty
Gross Written Premiums	$122.3	$184.7
Net Written Premiums	77.2	115.1
Earned Premiums	84.9	100.0

Underwriting Income (Loss)	(13.4)	2.0
Net Investment Income	3.4	3.3
Interest Expense	(0.8)	-
Other Income (Expense)	0.1	(1.1)
Operating Income (Loss) Before Taxes	$(10.7)	$4.2

Loss Ratio	73.5	56.5
Expense Ratio	42.3	41.5
GAAP Combined Ratio	115.8%	98.0%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME TO NET INCOME
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2010	2009
	(unaudited)

Net Income Before Taxes:
From Operations	$12.2	$43.2
Foreign Currency Exchange Gain	6.8	-
Realized Investment Gains (Losses), net	14.5	(11.8)
Income Before Taxes	33.5	31.4
Income Tax Provision	12.8	4.4
Net Income	$20.7	$27.0

Net Income per Common Share (Diluted)	$0.67	$0.88

Net Income per Common Share on
Net Income (a)	0.87	0.82
Foreign Currency Exchange Gain (a)	(0.18)	-
Realized Investment Gains (Losses), net (a)	(0.37)	0.31

Operating Income per Common Share (Diluted)	$0.32	$1.13

(a) Per diluted share at assumed tax rate

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